Exhibit 24

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this registration statement on Form 10 of our report dated October 25, 2021, relating to the financial statements of ABMG INC., as of December 31, 2020 and 2019 and to all references to our firm included in this registration statement.

/s/ BF Borgers CPA PC

Lakewood, Colorado

October 25, 2021